UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 13, 2015, the compensation committee (the “Committee”) of the board of directors of Medidata Solutions, Inc. (the “Company”) approved the following compensatory arrangements for its named executive officers:

2014 Annual Cash Bonuses. The Committee determined the annual cash bonus awards for 2014 for each of the Company’s named executive officers, based on its assessment of achievement of the 2014 performance targets previously set by the Committee, as follows: Tarek Sherif (Chairman and Chief Executive Officer)—$94,000; Glen de Vries (President)—$94,000; Mike Capone (Chief Operating Officer)—$30,791 (prorated based on his September 2014 hire date); Cory Douglas (Chief Financial Officer)—$55,835; and Steven Hirschfeld (EVP-Chief Commercial Officer)—$111,800.

2015 Salaries and Bonus Targets. The Committee approved 2015 salaries and target cash bonus amounts for the Company’s executive officers. The 2015 cash bonuses will be determined by the Committee based on achievement of the following factors: (i) the Chief Executive Officer and President—100% corporate financial performance objectives (revenue and EBITDAO); (ii) the EVP, Chief Commercial Officer—50% corporate financial performance objectives, 25% annual subscription revenue target and 25% individual performance objectives; and (iii) the Chief Operating Officer and Chief Financial Officer—75% corporate financial performance objectives and 25% individual performance objectives.

The table below sets forth the 2015 salaries and target cash bonus amounts of the Company’s named executive officers:

Name	Office	2015 Salary	2015 Bonus Target
Tarek Sherif	Chairman and Chief Executive Officer	$550,000	$550,000

Glen de Vries	President	$550,000	$550,000

Mike Capone	Chief Operating Officer	$450,000	$315,000
Cory Douglas	EVP, Chief Financial Officer	$340,000	$204,000

Steven Hirschfeld	EVP, Chief Commercial Officer	$382,500	$382,500

2015 Equity Awards. The Committee approved equity awards for 2015 pursuant to the Amended and Restated 2009 Long-Term Incentive Plan, with 50% of such awards being in the form of shares of restricted stock with service-based vesting, and 50% of such awards being in the form of restricted stock units with performance-based vesting (“PBRSUs”).

The shares of restricted stock will vest annually over a four-year period from grant, 25% on the first anniversary of the grant date and each of the next three annual anniversaries of the grant date (i.e., one-fourth of the shares will vest on each of February 13, 2016, February 13, 2017, February 13, 2018, and February 13, 2019), subject to continued employment with the Company.

Each PBRSU represents a contingent right to receive 0-200% of the target number of shares. The number of shares actually earned shall be in a range from 0% to 200% of the target amount, with one-third of the award to be earned based on the Company’s total stockholder return (“TSR”) relative to the TSR of companies in the Russell 2000 Index in each of the three years ending December 31, 2015, 2016 and 2017 (i.e., (i) one-third of the PBRSUs will be earned based on relative TSR for the one year ending December 31, 2015, (ii) one-third of the PBRSUs will be earned based on the cumulative relative TSR for the two years ending December 31, 2016 and (iii) one-third of the PBRSUs will be earned based on cumulative relative TSR for the three years ending December 31, 2017). The shares issued in settlement of the PBRSUs, if any, will vest immediately upon being earned.

The table below sets forth the 2015 awards of restricted stock and PBRSUs awarded to the following named executive officers:

Name	Office	Number of Shares of Restricted Stock (50%)	Number of PBRSUs (50%)
			2015 Relative TSR (33 1/3%)	2016 Cumulative Relative TSR (33 1/3%)	2017 Cumulative Relative TSR (33 1/3%)
Tarek Sherif	Chairman and Chief Executive Officer	66,890	22,297	22,297	22,296

Glen de Vries	President	66,890	22,297	22,297	22,296

Mike Capone	Chief Operating Officer	22,297	7,433	7,432	7,432
Cory Douglas	EVP, Chief Financial Officer	14,493	4,831	4,831	4,831

Steven Hirschfeld	EVP, Chief Commercial Officer	22,297	7,433	7,432	7,432

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: February 20, 2015

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel and Secretary